Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 under Securities Act of 1933, of our report dated March 31, 2022, which includes an explanatory paragraph relating to Transcode Therapeutics, Inc.’s ability to continue as a going concern, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

WithumSmith+Brown, PC

East Brunswick, New Jersey

December 12, 2022